UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2012, we held our Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1. Election of directors, each to serve until the 2013 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualifies.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael F. Foust	91,334,288	285,979	19,686	6,790,474
Laurence A. Chapman	91,367,455	253,530	18,968	6,790,474
Kathleen Earley	90,758,531	863,377	18,045	6,790,474
Ruann F. Ernst, Ph.D.	90,752,561	867,533	19,859	6,790,474
Dennis E. Singleton	90,746,898	873,885	19,170	6,790,474
Robert H. Zerbst	90,750,159	870,586	19,208	6,790,474

Proposal 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,047,154	364,322	18,951	N/A

Proposal 3. Resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,780,581	1,799,478	59,894	6,790,474

Item 8.01	Other Events.

On April 23, 2012, following our Annual Meeting of Stockholders, our Board of Directors selected Dennis E. Singleton, our director since 2004, to serve as the permanent Chairman of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Date: April 27, 2012